                                                                    Exhibit 99.7


                            LIBERTY MEDIA CORPORATION

                          NOMINEE HOLDER CERTIFICATION

            The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of Series A common stock, par value $0.01 per share ("Series A Common Stock"), of Liberty Media Corporation (the "Company") and/or shares of Series B common stock, par value $0.01 per share ("Series B Common Stock" and together with Series A Company Stock, "Common Stock"), of the Company, pursuant to the rights offering described and provided
for in the Company's prospectus dated         , 2002 (the "Prospectus"), hereby
                                      --------
certifies to the Company and to [            ], as subscription agent for the
                                 ------------
rights offering, that (1) the undersigned has exercised the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of the applicable series of Common Stock pursuant to the oversubscription privilege (as described in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding oversubscription privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's basic subscription privilege has been exercised in full if it is exercising its oversubscription privilege:

                                               RIGHTS
                                              EXERCISED       NUMBER OF SHARES
                                             PURSUANT TO       SUBSCRIBED FOR
                           NUMBER OF            BASIC            PURSUANT TO
        SERIES OF        SHARES OWNED       SUBSCRIPTION      OVERSUBSCRIPTION
      COMMON STOCK       ON THE RECORD        PRIVILEGE           PRIVILEGE

1.
      ------------       -------------      ------------      ----------------
2.
      ------------       -------------      ------------      ----------------
3.
      ------------       -------------      ------------      ----------------
4.
      ------------       -------------      ------------      ----------------
5.
      ------------       -------------      ------------      ----------------
6.
      ------------       -------------      ------------      ----------------
7.
      ------------       -------------      ------------      ----------------
8.
      ------------       -------------      ------------      ----------------

Provide the following information if applicable:

--------------------------------------
Depository Trust Company ("DTC")
Participant Number

PARTICIPANT

By:
   ----------------------------------
   Name:
   Title:

-----------------------------------------------
DTC Basic Subscription Confirmation Number(s)